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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Ocugen, Inc. (formerly known as Histogenics Corporation) for the registration of 111,540,825 shares of its common stock and to the incorporation by reference therein of our report dated June 14, 2019, with respect to the consolidated financial statements of Ocugen, Inc. ("Old Ocugen") included in the Registration Statement (Form S-4 No. 333-232147) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

October 7,2019

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm